MANAGEMENT SHAREHOLDERS AGREEMENT

        This Management Shareholders Agreement ("the Agreement") is entered into this 16th day of August, 2007 by and between Freedom Financial Group, Inc., a Delaware corporation (the "Corporation"), and the following members of management: Jerald L. Fenstermaker ("Fenstermaker") and Dan Graham ("Graham") (collectively the "Management Shareholders").

        WHEREAS, by a unanimous consent resolution of the Board of Directors of the Corporation ("the Board") dated February 19, 2003, (the "2003 Stock Grant"), the Board approved the issuance of 700,000 shares of Common Stock to Jerald L. Fenstermaker, and 200,000 shares to Dan Graham, collectively referred to herein as the "2003 Shares".

        WHEREAS, On January 9, 2006, pursuant to a document entitled 2006 Stock Grant, Fenstermaker was granted 694,583 shares of Common Stock, and Graham was granted 198,452 shares of Common Stock, collectively referred to herein as the "2006 Shares".

        WHEREAS, Jim Browne, who was also a party to the 2003 Stock Grant and the 2006 Stock Grant, is no longer and employee of the Corporation and is no longer a shareholder of the Corporation.

        WHEREAS, prior hereto, the Corporation and the Management Shareholders have entered into various agreements concerning the 2003 Shares and the 2006 Shares including the following described documents:

        (1) The Unanimous Written Consent of the Board Resolution of Freedom Financial Group, Inc., dated February 19, 2003, ("2003 Consent") and executed by all members of the then current Board of Directors (Jerry Fenstermaker, Gary Lipscomb, and Vern Schweigert) as well as being countersigned by all persons to whom the Resolution pertained, (Jerry Fenstermaker, Dan Graham, and Jim Browne). The shares granted pursuant to the 2003 Consent are the "2003 Shares."

        (2) The Employment Agreement of Jerald L. Fenstermaker with FFG, dated September 17, 2004.

        (3) The Addendum to the Employment Agreement of Jerald L. Fenstermaker, dated April 27, 2006.

        (4) The Stock Grant Agreement, dated January 9, 2006 ("2006 Stock Grant") between FFG, as executed for FFG by Robert T. Chancellor, as chairman of the Compensation Committee, and the Management Stockholders, all pursuant to a resolution of the Board of Directors of FFG dated January 9, 2006. The shares granted by the 2006 Stock Grant are the "2006 Shares."

        (5) The Extension of Employment Agreement between the Corporation and Fenstermaker dated September 15, 2006.

        WHEREAS, the Corporation and the Management Shareholders believe that it is in the best interests of the Corporation to enter into a new agreement concerning the shares of Common Stock owned by the Management Shareholders which shall supersede all prior agreements between the parties and which rescind and terminate all prior agreements between the parties pertaining to the Management Shareholders' shares of Common Stock in the Corporation.

        WHEREAS, the Corporation and the Management Shareholders agree that until and unless the Corporation raises Required Capital, as hereinafter defined, the 2003 Shares and the 2006 Shares shall be subject to certain conditions and restrictions.

In consideration of the mutual promises contained herein, the parties agree as follows:

1. All prior agreements between the parties, including but not limited to the Unanimous Written Consent of the Board Resolution of Freedom Financial Group, Inc., dated February 19, 2003, the 2006 Stock Grant, the Employment Agreement of Jerald L. Fenstermaker with FFG, dated September 17, 2004, the April 27, 2006, Amendment to the Employment Agreement of Mr. Fenstermaker, and the Extension of the Employment Agreement with Mr. Fenstermaker dated September 15, 2006, are hereby expressly terminated and cancelled as of the date of this agreement. The Management Shareholders, except as provided in Section 6 hereof, expressly release and relinquish any and all rights to put their shares of stock to the Corporation and hereby waive, release and relinquish all provisions of any of the agreements between the parties prohibiting dilution of their respective shareholder positions.

2. Subject to the provisions of Section 2.8, the following restrictions will apply to the 2003 Shares and the 2006 Shares.

        2.1 The Management Shareholders hereby agree that 50% of the 2006 Shares issued to them are automatically forfeited on January 9, 2009, if the Corporation has not raised Required Capital as hereinafter defined on or before January 9, 2009.

        2.2 With respect to both the 2003 Shares and the 2006 Shares, the Management Shareholders hereby agree to relinquish any rights to receive dividends or proceeds from the liquidation of the Corporation until (i) the receipt by the Corporation of the Required Capital, or (ii) January 10, 2009, whichever first occurs.

        2.3 The Management Shareholders will not sell any 2006 Shares so long as any risk of forfeiture of any portion of their shares of stock exists under Section 2.1.

        2.4 The Management Shareholders will not sell any 2003 Shares or any 2006 Shares so long as the restriction on the right to receive dividends or proceeds from liquidation continues under Section 2.2.

        2.5 Except as provided in Section 4 and Section 5, the Management Shareholders will not sell any 2003 Shares or any 2006 Shares prior to six (6) months after the raising of Required Capital.

        2.6 Upon satisfaction of the conditions set forth in this Section, the Management Shareholders shall have the right to sell, at their option, free of any encumbrance or restriction created by this Agreement, all or any portion of the 2003 Shares and 2006 Shares they own.

        2.7 The restrictions set forth in Section 2 and all sub-paragraphs thereof on the 2003 Shares and 50% of the 2006 Shares owned by each Management Shareholders which are not forfeited are lifted as of January 10, 2009, if not sooner lifted.

        2.8 As used herein, the Required Capital is raised if there is a binding agreement with one or more solvent investors, or lenders for the loan, loans, equity acquisition, equity investment or any similar kind of investment in the Corporation which total in the aggregate $10,000,000.00 or more on or before January 9, 2009; provided that the agreement for the Required Capital closes before January 9, 2009, or within six (6) months of its date of execution, whichever is later, and, in any event, no later than June 9, 2009; with not less than $10,000,000 in a combination of funds and credit being available to the Corporation immediately after closing, and, provided further that if the Corporation enters into a binding agreement for the Required Capital during the period from January 9, 2009, to June 9, 2009, with a source for the Required Capital that the Corporation was negotiating with prior to January 9, 2009, and the agreement for the Required Capital in this proviso closes within six (6) months of its date of execution with the Required Capital being available to the Corporation immediately after closing, it shall be deemed for the purposes of this Agreement that the Required Capital was raised on or before January 9, 2009.

        2.9 Within ten (10) business days after the restrictions on the Management Shareholders' shares of stock as set forth in Section 2 hereof and all sub-sections thereof, have terminated, the Corporation will instruct the transfer agent to issue new shares of stock to each Management Shareholder free of any encumbrance or restriction created by this Agreement and the Management Shareholders shall deliver to the Corporation for cancellation all certificates for shares of stock previously issued to them.

        2.10 In the event any Management Shareholder is entitled to sell any shares of stock in the Corporation, the Corporation agrees to do all things necessary under Rule 144 under the Securities Act of 1933, as amended, (the Act) in order for the Management Shareholder to sell such shares pursuant to such Rule.

        2.11 The Corporation agrees that in the event it registers any other shares of stock in the Corporation by an appropriate registration statement under the Act, it will include the Management Shareholders' shares of stock in the Corporation in such registration in what is commonly known as a "piggyback registration", unless objected to by the underwriter or broker selling the shares in the registration statement.

        2.12 Within 10 days after execution of this Agreement, the Corporation will cancel the existing certificates of the Management Shareholders and will issue separate certificates for the 2003 and 2006 Shares which shall contain the following legends:

This stock is issued and held pursuant to the Management Shareholders Agreement dated August 16, 2007, a copy of which is filed with the Secretary of the Corporation, and this stock cannot be sold, assigned, donated, pledged, hypothecated, transferred or otherwise disposed of except subject to the terms of said Management Shareholders Agreement.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

3. So long as a Management Shareholder retains ownership of the 2003 Shares and the 2006 Shares and no event of forfeiture has occurred, the Management Shareholders shall have the unrestricted right to vote all of his shares.

4. Notwithstanding the provisions of Section 2 hereof, the Management Shareholders shall have the right to sell, at their option, any or all shares owned by them after a change in control of the Corporation. As used herein, "Change in Control" means when one or more "Persons", individually or acting in concert as a group, acquire the right to vote 50% or more of the outstanding voting rights of the Corporation. The word "person" includes natural human beings and all forms of legal entities.

5. Notwithstanding the provisions of Section 2 hereof, a Management Shareholder and the personal representative, heirs and assigns of a deceased Management Shareholder shall have the right to sell, at their option, any and all shares owned by the deceased Management Shareholder. A former Management Shareholder whose employment has been terminated as a result of a Permanent Disability shall have the right to sell all Shares owned by him. As used herein, "Permanent Disability" shall mean the Disability (as hereinafter defined) of a Management Shareholder for 90 consecutive calendar days or 120 calendar days in the aggregate during any consecutive 12-month period. "Disability" shall mean the Management Shareholder's physical or mental disability so as to render the Management Shareholder incapable of carrying out substantially all of his duties as an Employee of the Corporation.

6. A former Management Shareholder whose employment with the Corporation has been terminated due to a Permanent Disability, or the legal representative, heirs and assigns of a deceased Management Shareholder, shall have the option to put to the Corporation all 2003 Shares and as many as 2006 Shares as are not then subject to forfeiture at fair market value, and the Corporation shall be obligated to purchase such shares. The put option may be exercised for a period of ninety (90) days following a former Management Shareholder's death, or the termination of the former Management Shareholder's employment with the Corporation due to a Permanent Disability and shall be exercisable by the former Management Shareholder or by his legal representative. Fair market value shall be recognized market value of the stock as of the date of death or termination or employment or the date of termination of employment for Permanent Disability. In the event there is no recognized market, the fair value of the shares of stock shall be determined in good faith by the Corporation's accountants using commercially reasonable valuation methods.

        CONDITION PRECEDENT: The provisions of this paragraph are subject to the express condition of the Corporation obtaining and at all relevant times having in effect a policy or policies of life insurance and disability insurance covering the lives of Management Shareholders and the potential Permanent Disability of all Management Shareholders. In the event the Corporation cannot purchase policies of life insurance and disability insurance at a cost that the Corporation deems reasonable, then the provisions of this paragraph are null and void. The parties agree that in the event the definition of Permanent Disability in any policy of insurance acquired by the Corporation varies from the definition of Permanent Disability in this Agreement, then this Agreement will be automatically modified to conform to the definition of Permanent Disability as reflected in the policy of insurance. Any monies that are due and owing under the terms of this paragraph will be payable by the Corporation ten (10) business days after it receives the proceeds of any applicable policies of insurance.

7. If a Management Shareholder's employment with the Corporation is terminated other than for cause, the restrictions of Section 2 and all sub-sections thereof are lifted on the Management Shareholder's 2003 Shares and 50% of the 2006 Shares; and the Management Shareholder shall have the right to sell his 2003 Shares and 50% of his 2006 Shares. The Management Shareholder shall not have the right to sell the remaining 50% of his 2006 Shares which are subject to forfeiture until and unless those 2006 Shares are not subject to forfeiture under the provisions of Section 2 hereof. If the Management Shareholder's employment is terminated for cause, the restrictions of Section 2 and all sub-sections thereof shall cease on the terminated Management Shareholder's 2003 Shares as of the date of his termination, but his 2006 Shares will be subject to the restrictions of Section 2, and all sub-sections thereof.

As used herein, "terminated for cause" means (a) conviction of, or a plea of nolo contendere to, a felony, (b) substantial neglect, substantial misconduct or substantial failure (including conflict of interest) in the carrying out of Employee's duties, (c) the engaging by Employee in a material act or acts of dishonesty adversely affecting the Corporation, any affiliate or any client of the Corporation, or (d) habitual drunkenness or the illegal use of drugs by Employee.

8. Mediation and Arbitration. The parties agree that any dispute or claim arising out of or relating to this Agreement or any termination of the Employee's employment, shall be settled by mediation or by final and binding arbitration in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association ("AAA"). Judgment upon any award entered in the arbitration proceeding may be entered in any court having jurisdiction thereof. Mediation and arbitration proceedings shall be private and confidential. Any dispute regarding the enforcement or interpretation of this Agreement shall be first submitted to mediation, and, if mediation is unsuccessful, to arbitration. The mediation and the arbitration shall be in accordance with the Employment Arbitration Rules and Mediation Procedures of the AAA.

        The arbitration shall take place in Springfield, Missouri. All costs and expenses of the arbitration (e.g. arbitrator's fee) shall be borne equally by the parties. Each party shall pay their own attorney's fees and litigation expenses and all other costs and expenses they incur arising out of or related to the arbitration.

9. Miscellaneous Provisions.

        9.1 This Agreement shall be governed by and shall be interpreted and enforced in accordance with the laws of the state of Delaware.

        9.2 No amendment to this Agreement shall be valid unless made in writing and executed by the parties hereto.

        9.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one in the same document.

        9.4 All notices required or permitted hereunder shall be given in writing by hand delivery, by express delivery, or be registered or certified U.S. mail, postage prepaid to the address provided to the other party for delivery of such notices, as may be provided in writing from time to time.

FREEDOM FINANCIAL GROUP, INC.,
a Delaware corporation

By: /s/ Jerald L. Fenstermaker
        Jerald L. Fenstermaker, President

By: /s/ Robert Chancellor
        Bob Chancellor, Chair of the Compensation Committee

/s/ Jerald L. Fenstermaker
JERALD L. FENSTERMAKER

/s/ Dan Graham
DAN GRAHAM